                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                            Castle Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: _______________________________________________
     2)  Form, Schedule of Registration Statement No.: _________________________
     3)  Filing Party: _________________________________________________________
     4)  Date Filed: ___________________________________________________________

                                                                January 20, 2004




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Castle Energy Corporation (the "Company") to be held on Thursday, February 26, 2004, at 10:00 A.M., Eastern Standard Time, at the offices of the Company at 512 Township Line Road, Three Valley Square, Suite 100, Blue Bell, Pennsylvania 19422.

     At the Annual Meeting, you will be asked to consider and vote upon two matters: a proposal to elect the nominees named in the accompanying Proxy Statement as Directors to serve for the period indicated and a proposal to reappoint KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2004.

     Whether or not you are personally able to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as soon as possible. This action will not limit your rights to vote in person if you wish to attend the Annual Meeting.

     A copy of the Company's annual report on Form 10-K for the year ended September 30, 2003 accompanies this invitation.

     I look forward to seeing you at the Annual Meeting.

                                          Sincerely,


                                          /s/JOSEPH L. CASTLE II

                                          Joseph L. Castle II
                                          Chairman and Chief Executive Officer

                            CASTLE ENERGY CORPORATION


                    Notice of Annual Meeting of Stockholders
                         to be held on February 26, 2004

                                                                January 20, 2004
To The Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Castle Energy Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company at 512 Township Line Road, Three Valley Square, Suite 100, Blue Bell, Pennsylvania 19422, on Thursday, February 26, 2004 at 10:00 A.M., Eastern Standard Time, for the following purposes:

     1. To elect the nominees named in the Proxy Statement as Directors to serve for the period indicated and until their successors have been elected.

     2. To consider and take action upon a proposal to reappoint KPMG LLP as the Company's independent accountants for the fiscal year ending September 30, 2004.

     3. To transact any other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on January 2, 2004, will be entitled to notice of and to vote at the Annual Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended September 30, 2003 accompanies this notice.

     A complete list of stockholders entitled to vote at the Annual Meeting will be kept at the new offices of the Company at 357 South Gulph Road, Suite 260, King of Prussia, Pennsylvania 19406 for examination by any stockholder, during ordinary business hours, for a period of not less than ten days prior to the Annual Meeting.

                                          By Order of the Board of Directors


                                          /s/JOSEPH L. CASTLE II


                                          Joseph L. Castle II
                                          Chairman and Chief Executive Officer

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE
           SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
           IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                FEBRUARY 26, 2004


                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of Castle Energy Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on Thursday, February 26, 2004, and any adjournment or adjournments thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.50 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominees to serve as Director for the term designated and "FOR" the reappointment of KPMG LLP ("KPMG"), as the Company's independent accountants for the fiscal year ending September 30, 2004. Any stockholder granting a proxy has the power to revoke it at any time prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting or by execution of a later dated proxy; provided, however, that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The shares entitled to vote at the Annual Meeting consist of shares of Common Stock, with each holder of record as of the close of business on January 2, 2004 (the "Record Date") entitled to one vote for each such share held. As of the Record Date hereof there were 6,592,884 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and accompanying proxy are being sent to stockholders of the Company on or about February 4, 2004.

     The new address of the Company's principal executive offices is 357 South Gulph Road, Suite 260, King of Prussia, Pennsylvania 19406, and the telephone number is (610) 992-9900.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

INTRODUCTION.............................................................     1

PRINCIPAL HOLDERS OF VOTING SECURITIES...................................     3

SECURITY OWNERSHIP OF MANAGEMENT.........................................     4

DIRECTORS AND EXECUTIVE OFFICERS.........................................     6

EXECUTIVE COMPENSATION...................................................     8

    Summary Compensation.................................................     8
    Option Grants in Last Fiscal Year (Year Ended September 30, 2003)....     8
    Fiscal Year End Option Values........................................     9
    Severance/Retention Agreements.......................................     9
    Section 16(a) Beneficial Ownership Reporting Compliance..............     9
    Compensation Committee Interlocks and Insider Participation..........     9
    Board Compensation Committee Report on Executive Compensation........     9
    Board Audit Committee Report.........................................     11
    Disclosure of Audit Committee Financial Expert.......................     11
    Code of Ethics for Senior Financial Officers.........................     11
    Fees Billed by the Independent Auditors to the Company...............     11
    Performance Graph....................................................     12

BOARD OF DIRECTORS AND BOARD COMMITTEES..................................     13

    Fiscal 2003 Board Meetings...........................................     13
    Board Committees.....................................................     13
    Compensation of Directors............................................     13

PROPOSAL TO ELECT DIRECTORS..............................................     13

PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS............................     15

OTHER MATTERS............................................................     15

VOTE REQUIRED............................................................     16

STOCKHOLDER PROPOSALS AND COMMUNICATIONS.................................     16

EXPENSES OF SOLICITATION.................................................     16

APPENDIX "A" - - AUDIT COMMITTEE CHARTER.................................     17

APPENDIX "B" - - NOMINATING COMMITTEE CHARTER............................     24

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of January 2, 2004, the names of all persons who were known by the Company to be the beneficial owners (as defined in the rules of the Securities and Exchange Commission (the "Commission")), of more than five percent of the shares of Common Stock of the Company:

                                                Amount and Nature of                    Percent of
Name and Address of Beneficial Owner           Beneficial Ownership(1)                  Class(1)
------------------------------------           -----------------------                  ----------

Joseph L. Castle II and Sally W. Castle              1,546,524(2)                         23.46%
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, Pennsylvania 19087

FMR Corp.                                            1,167,000(3)                         17.70%
82 Devonshire Street
Boston, Massachusetts 02109

Kestrel Investment Management                          798,600(4)                         12.11%
411 Borel Avenue, Suite 403
San Mateo, California  94402

Dimension Fund Advisors, Inc.                          462,750(5)                          7.02%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401-1038

_______________

(1) Based on a total of 6,592,884 shares of Common Stock issued and outstanding as of January 2, 2004. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included. Information in the above table and footnotes is based upon the most recent respective Statement on Schedule 13D or 13G or amendment thereto filed by such persons with the SEC, except as otherwise known to the Company.

(2) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 1,546,524 shares of Common Stock which consists of 1,434,699 shares of Common Stock owned by Mr. Castle, and 111,825 shares of Common Stock owned by Mrs. Castle.

(3) According to the Schedule 13G filed February 14, 2001 by FMR Corp., Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,167,000 shares of the common stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,167,000 shares of the common stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,167,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4) According to the Schedule 13G filed February 13, 2003 by Kestrel Investment Management, Kestrel is deemed to be the beneficial owner of the shares of the common stock of the Company pursuant to separate arrangements whereby it acts as investment adviser to certain persons in which it also holds an ownership interest. Each person for whom Kestrel acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. David J. Steirman and Abbott J. Keller are deemed to be the beneficial owners of the shares of the common stock of the Company pursuant to their ownership interests in Kestrel Investment Management Corporation.

(5) According to the Schedule 13G filed February 3, 2003 by Dimensional Fund Advisors Inc., Dimensional is an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the common stock of the Company, all of which are owned by the Funds, no one advisory client of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of such securities.


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of January 2, 2004, the shares of Common Stock beneficially owned by each executive officer named in the Summary of Compensation Table below (the "Named Executives"), by each director of the Company and by the directors and executive officers of the Company as a group, with sole voting and investment power unless otherwise indicated:

                                                                   Amount and Nature of             Percent of
                  Name of Beneficial Owner                       Beneficial Ownership (1)           Class (1)(2)
                  ------------------------                       ------------------------           ------------

Joseph L. Castle II..........................................          1,546,524(3)                    23.46%

Richard E. Staedtler.........................................            152,150(4)                     2.26%

Martin R. Hoffmann...........................................            126,000(5)                     1.88%

Sidney F. Wentz..............................................            120,000(6)                     1.79%

John P. Keller...............................................            111,000(7)                     1.66%

Russell S. Lewis.............................................             62,000(8)                        -

William C. Liedtke, III......................................             45,000(9)                        -

All directors and executive officers
as a group (7 persons).......................................          2,162,674                       30.12%

_____________

(1) Based on a total of 6,592,884 shares of Common Stock issued and outstanding as of January 2, 2004. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included, except as noted in the footnotes below.

(2)  Percentages of less than one percent are omitted.

(3) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 1,546,524 shares of Common Stock. Represents 1,434,699 shares of Common Stock owned by Mr. Castle and 111,825 shares of Common Stock owned by Mrs. Castle.

(4) Represents 2,150 shares of Common Stock owned by Mr. Staedtler and 150,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $4.38 per share.

(5) Represents 6,000 shares of Common Stock owned by an individual retirement account for the benefit of Mr. Hoffmann, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.75 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.71 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.79 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $4.50 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.75 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $8.58 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $7.00 per share, and 15,000 shares of Common Stock issuable upon exercise of options which are exercisable in 60 days at $5.93 per share.

(6) Represents 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.75 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.71 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.79 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $4.50 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.75 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $8.58 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $7.00 per share, and 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.93 per share.

(7) Represents 6,000 shares of Common Stock owned by Mr. Keller and 30,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.79 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $4.50 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.75 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $8.58 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $7.00 per share, and 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.93 per share.

(8) Represents 17,000 shares of Common Stock owned by Mr. Lewis, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $5.25 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $7.00 per share, and 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.93 per share.

(9) Represents 45,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $8.08 per share.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the directors and executive officers of the Company as of January 2, 2004:

Named Directors and Executive
-----------------------------
  Officers of the Company                Age                             Position(s)
  -----------------------                ---                             -----------

Joseph L. Castle II ...............      71       Chairman of the Board and Chief Executive Officer of the
                                                  Company

Sidney F. Wentz....................      71       Director

Martin R. Hoffmann.................      72       Director

John P. Keller.....................      64       Director

Richard E. Staedtler...............      59       Director, Chief Financial Officer and Chief Accounting
                                                  Officer

Russell S. Lewis...................      49       Director

William C. Liedtke III.............      52       Vice President and General Counsel

     A description of the business experience of each of the directors and executive officers of the Company is as follows:

     Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993, when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd; an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Delta Petroleum Corporation, Charming Shoppes, Inc. and Comcast Corporation. Since May 2000, Mr. Castle has served as the Chairman of the Board of Trustees of the Diet Drug Products Liability ("Phen-Fen") Settlement Trust.

     Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz was Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy from June 1989 until his retirement in 1999. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Somerset Hills Bancorp and a trustee of Drew University.

     Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann was previously of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He was a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology from May 1993 to May 1995 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is currently a Director of Seachange International, Inc. of Maynard, Massachusetts as well as Chairman of Mitretek Systems Corporation and a trustee of CIME Endeavor Foundation.

     John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia.

In 1993 and 1994, Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Delta Petroleum Corporation.

     Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993. Mr. Staedtler is a certified public accountant.

     Russell S. Lewis has been a director of the Company since April 2000. From 1994 to 1999, Mr. Lewis was the Chief Executive Officer of TransCore, Inc., a company which sells and installs electronic toll collection systems. Since 1999, Mr. Lewis has been the owner and President of Lewis Capital Group, a company investing in and providing consulting services to growth-oriented companies. Mr. Lewis served as Senior Vice President of Corporate Development at VeriSign, Inc. from March 2000 until February 2002, following which he began his current position of Executive Vice President and General Manager of Verisign's Global Registry Services. Mr. Lewis is also a director of Delta Petroleum Corporation.

     William C. Liedtke III has been Vice President and General Counsel of the Company since February 2000. Prior to becoming an officer and employee of the Company, from April 1999 to January 2000, Mr. Liedtke was President of WCL III, Inc., a corporation wholly owned by Mr. Liedtke, in which capacity he provided services on a consulting basis to the Company with respect to the Company's investment in the concessions in Romania, as well as miscellaneous matters regarding domestic oil and gas properties of the Company. Upon the employment of Mr. Liedtke by the Company in February 2000, WCL III, Inc. ceased doing business with the Company and has been inactive thereafter. He served as Chief Executive Officer of Redeco Energy Inc. from October 1997 to March 1999, having previously served as its Vice President and Chief Operating Officer since February 1995. Mr. Liedtke served as an Independent General Partner of Merrill Lynch Oklahoma Venture Partners LP from August 1999 to December 2000, when the partnership wound up.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table summarizes all compensation earned by the Company's Chief Executive Officer and each of the other executive officers (collectively with the Chief Executive Officer, the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2003.

                                                       SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                                                                  Compensation
                                                                                     Awards
                                                                                  ------------
                                                                                   Securities
                                         Fiscal Year       Annual Compensation     Underlying                       All Other
                                            Ended          -------------------      Options/                      Compensation
Name and Principal Position             September 30,   Salary($)     Bonus($)       SARs(#)       Severance         ($) (1)
---------------------------             -------------   ---------     --------    ------------     ---------      ------------

Joseph L. Castle II....................     2003         $125,000      $50,000                                       $2,877
  Chairman of the Board,                    2002         $375,000                                                    $3,084
   Chief Executive Officer                  2001         $375,000                                                    $4,024
   and Director of the
   Company

Richard E. Staedtler...................     2003         $100,000      $25,000                                       $5,983
  Director of the Company                   2002         $260,000      $ 6,667                      $273,334         $7,800
    Chief Financial Officer                 2001         $260,000      $17,500                                       $7,150
    Chief Accounting Officer

William C. Liedtke, III................     2003         $156,000      $10,000                                       $4,980
  Vice President and                        2002         $156,000      $ 5,000                                       $4,680
    General Counsel                         2001         $151,000      $10,000          45,000                       $4,545

_____________________
(1)  Represents Company matching contributions under the Company's 401(k) Plan.


Option Grants in Last Fiscal Year

     No options were granted to the Named Executive Officers during the fiscal year ended September 30, 2003.

Fiscal Year End Option Values

     The following table shows certain information regarding the total number of unexercised options held at September 30, 2003 by the Named Executive Officers and the values for unexercised "in-the-money" options, which represent the positive spread between the exercise price of such stock options and the fair market value of the shares of Common Stock as of September 30, 2003, the last trading day in the fiscal year ended September 30, 2003, which was $5.37 per share. No options were exercised during the fiscal year ended September 30, 2003 by any of the Named Executive Officers.

                          FISCAL YEAR END OPTION VALUES


                                      Number of
                                      Securities            Value of
                                      Underlying           Unexercised
                                     Unexercised          in-the-Money
                                      Options at           Options at
                                   Fiscal Year-End       Fiscal Year-End
                                         (#)                   ($)
                                     Exercisable/         Exercisable/
             Name                   Unexercisable         Unexercisable
-------------------------------    ---------------       ----------------

Richard E. Staedtler...........       150,000/-          $148,500/-----
William C. Liedtke, III........        45,000/-              ----/-----


Severance/Retention Agreements

     The Company entered into a severance agreement with Mr. Staedtler in June 1999. This severance agreement provides for a year's severance compensation in the event substantially all of the Company's assets are sold and Mr. Staedtler is terminated or his compensation reduced at least 30% as a result of such sale. In May 2002, the Company sold all of its domestic oil and gas assets to Delta Petroleum Corporation. Subsequently Mr. Staedtler's compensation was reduced 62% and he became entitled to and was paid severance compensation under the agreement. Mr. Staedtler is still an employee of the Company.

     Upon his employment by the Company, Mr. Liedtke became covered by the Company's severance plan which provides for one month of severance compensation for each full year of employment by the Company, with a minimum compensation of three months' base salary in the event substantially all of the Company's assets are sold and Mr. Liedtke is terminated as a result of such sale.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and owners of more than 10% of any class of the Company's securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the Commission. The Commission's rules also require such persons to furnish the Company with a copy of all Section 16(a) reports that they file. Based solely upon a review of the copies of the reports and written representations furnished to the Company, all such reporting persons complied with such reporting obligations during the fiscal year ended September 30, 2003.

Compensation Committee Interlocks and Insider Participation

     For the fiscal year ended September 30, 2003, the Compensation Committee consisted of Sidney F. Wentz, Chairman, Martin R. Hoffmann, John P. Keller and Russell S. Lewis. All four members are outside directors of the Company.

Board Compensation Committee Report on Executive Compensation

     Overall Policy. This report is provided by the Compensation Committee to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers.

     The Company's executive compensation programs are designed to retain and reward executives who are successful in helping the Company achieve its business objectives. The key components of the executive compensation program are base salary, annual bonus and equity participation. These components are administered with the goal of providing total compensation that is competitive with compensation levels in the external marketplace. The program also recognized meaningful differences in individual performance. Each year the Compensation Committee reviews the elements of executive compensation to insure that the total compensation program, and each of its elements, meet the overall objectives discussed above.

     Base Salary. Executive officers' salaries (and salary increases, which are reviewed annually) are determined on a subjective basis with consideration given to the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which the executive's individual objectives have been achieved. Individual objectives vary by business unit and strategic business goals. These factors are not considered on any formula basis.

     Bonus Program. Bonus payments are subjectively determined and are designed to reward and encourage individual excellence. In determining whether to award a discretionary bonus, the Compensation Committee considers the individual's special achievements, such as his contribution to actions taken during the past year that contribute to the strategic growth, profitability and competitiveness of the Company. In addition, special bonuses are considered for exceptional efforts made during the year in connection with a particular transaction or business situation.

     Equity Participation. The Compensation Committee has determined at previous times that it is in the Company's best interests to grant stock options to executive officers in order to align the interests of those executive officers with the stockholders and to maximize long-term stockholder value through the Incentive Plan, approved by the stockholders of the Company in May 1993. Actual individual awards are subjectively determined based on marketplace competitive practices and on such factors as the recipient's position, annual salary and individual and Company performance as well as historical equity grants and ownership positions. The policy of granting stock options and encouraging stock ownership has played a strong part in retaining an excellent team of executives and managers.

     The Incentive Plan is administered by the Compensation Committee. Since January 2000, the Compensation Committee has not awarded any equity compensation (stock, options or other equity participation) based on the belief that given current equity participation of the executive officers, their interests are fully aligned and in partnership with the those of the stockholders.

     Compensation of the Chief Executive Officer. The Compensation Committee considers the same factors described above in determining the salary of Mr. Castle, the Chairman and Chief Executive Officer of the Company. Mr. Castle's salary earned in fiscal 2001 and 2002 was $375,000. Effective September 1, 2002, the Compensation Committee reduced Mr. Castle's annual salary to $125,000 as the Company had sold all of its direct operating assets at that time.

     Mr. Castle was not granted any stock options in fiscal 2003.

     Tax Deductibility of Executive Compensation. The Omnibus Budget Reconciliation Act (OBRA) of 1993 added Section 162(m) to the Internal Revenue Code. This section eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the Named Executive Officers, subject to several statutory exceptions. The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and other members of management. The Company and its subsidiaries did not pay any of the Named Executive Officers over one million dollars in fiscal 2003.

Compensation Committee:

Martin R. Hoffmann
John P. Keller
Russell S. Lewis
Sidney F. Wentz (Chairman)

Board Audit  Committee Report

     In connection with the September 30, 2003 financial statements, the Audit
Committee: (1) reviewed and discussed the audited financial statements of the Company with management of the Company; (2) discussed with KPMG, the independent accountants for the Company, the written disclosures and letter required to be discussed by Statement on Accounting Standards No. 61; and (3) received from KPMG the matters required by Independence Standards Board Standard No. 1, and discussed with KPMG the independence of KPMG. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2003 filed with the Securities and Exchange Commission.

     The Audit Committee considered the compatibility of the provision of non-audit services by KPMG with the maintenance of KPMG's independence.

     The Audit Committee initially adopted a written charter on April 11, 2000. It has reviewed and reassessed the adequacy of the charter annually. A copy of the charter, as amended, is attached to this proxy as Appendix "A".

Audit Committee:

Martin R. Hoffmann (Chairman)
John P. Keller
Russell S. Lewis
Sidney F. Wentz

Disclosure of Audit Committee Financial Expert

     The Board of Directors of the Company has determined that Mr. Russell Lewis is an audit committee financial expert. Mr. Lewis is independent of management.

Code of Ethics for Senor Financial Officers

     In August 2003, the Company's Board of Directors adopted a Code of Ethics that applies to all of the Company's officers and directors, including its chief executive officer, chief financial officer, general counsel and controller. The requirements of that code provide for honest and ethical conduct; avoidance or ethical handling of conflicts of interest; full, fair and accurate and timely and transparent public disclosure; compliance with applicable governmental and self regulatory laws and rules; prompt internal reporting of code violations and accountability for compliance with the Code of Ethics. The Company is committed to and without charge will provide a copy of its Code of Ethics to any person upon written request addressed to the Secretary of the Company at its offices.

Fees Billed by the Independent Auditors to the Company

     Audit Fees - Aggregate fees billed to the Company by KPMG, the independent auditors for the Company, in connection with (1) the audit of the Company's financial statements for the fiscal year ended September 30, 2003 were $75,000 and for the fiscal year ended September 30, 2002 were $88,000 and (2) the review of the Company's financial statements included in the Company's Form 10-Q quarterly reports during the fiscal year ended September 30, 2003 were $21,000 and during the fiscal year ended September 30, 2002 were $27,000.

     Audit Related Fees - KPMG billed no audit related fees during the fiscal years ended September 30, 2003 or September 30, 2002.

     Tax Related Fees - No tax related fees were billed by KPMG during the fiscal year ended September 30, 2003. $7,285 in tax related fees were billed by KPMG during the fiscal year ended September 30, 2002 in connection with income tax reporting services rendered by KPMG.

     All Other Fees - KPMG billed no other fees during the fiscal years ended September 30, 2003 or September 30, 2002 other than as described above.

     All fees billed to the Company by KPMG were pre-approved by the Audit Committee pursuant to the procedures and policies set forth in the Audit Committee charter.

Performance Graph

     During the fiscal year ended September 30, 2003, the business of the Company was conducted indirectly through its ownership interest in Delta Petroleum Corporation, a public company engaged in the exploration and production segment of the petroleum industry and headquartered in Denver, Colorado. As of September 30, 2003, the Company owned approximately 41% of Delta Petroleum Corporation. The following performance graph for this segment (Comparison of Five Year-Cumulative Total Returns(1)) sets forth a comparison of cumulative total return since September 30, 1998 among the Company, the NASDAQ stock market (Market Index for U.S. Companies only) and public crude petroleum and natural gas companies (SIC 1310-1319).

                  Comparison of 5 Year Cumulative Return Among
                      Castle Energy Corporation, The NASDAQ
                 Stock Market (US) and a Peer Group comprised of
              all Public Crude Petroleum and Natural Gas Companies


                   Castle       NASDAQ     Peer Group
                   Energy        Stock
                Corporation     Market
                                (U.S.)
       Sep-98      100.00       100.00      100.00
       Oct-98      108.42       104.40       96.86
       Nov-98      109.14       115.01       87.56
       Dec-98      100.52       129.94       82.67
       Jan-99       94.20       148.79       75.30
       Feb-99       93.48       135.47       72.54
       Mar-99       92.76       145.70       88.52
       Apr-99       89.63       150.32      102.40
       May-99      106.09       146.10      100.77
       Jun-99      105.36       159.22      104.52
       Jul-99      101.82       156.34      107.77
       Aug-99       99.24       162.93      109.35
       Sep-99      100.34       163.12      107.28
       Oct-99      101.98       176.18      103.66
       Nov-99      101.24       197.53       99.84
       Dec-99      151.11       240.95      102.53
       Jan-00      154.24       232.10      101.44
       Feb-00      106.14       276.35       96.33
       Mar-00       93.24       270.71      122.45
       Apr-00       89.59       227.68      124.81
       May-00      110.56       200.22      145.21
       Jun-00      113.95       235.37      137.79
       Jul-00      129.06       223.08      125.56
       Aug-00      133.04       249.44      154.58
       Sep-00      135.91       217.03      161.50
       Oct-00      146.58       199.19      147.03
       Nov-00      120.72       153.47      144.43
       Dec-00      125.32       145.32      175.73
       Jan-01      129.71       162.92      156.18
       Feb-01      111.18       126.12      160.68
       Mar-01      120.44       108.45      163.32
       Apr-01      129.80       124.62      176.55
       May-01      118.60       124.49      173.11
       Jun-01      110.56       127.89      153.55
       Jul-01      120.53       119.76      157.25
       Aug-01      102.45       106.72      146.03
       Sep-01       97.93        88.74      128.47
       Oct-01      109.27       100.13      143.57
       Nov-01      111.65       114.38      132.68
       Dec-01      112.98       115.34      138.28
       Jan-02      118.83       114.47      130.77
       Feb-02      103.77       102.56      140.62
       Mar-02      108.38       109.29      153.33
       Apr-02      109.32       100.21      151.22
       May-02      121.89        95.79      144.22
       Jun-02      128.47        87.12      140.14
       Jul-02      111.06        79.16      124.42
       Aug-02       77.39        78.32      131.78
       Sep-02       73.52        69.90      130.34
       Oct-02       84.93        79.45      130.15
       Nov-02       83.95        88.31      128.89
       Dec-02       75.82        79.74      134.55
       Jan-03       73.41        78.88      134.22
       Feb-03       65.67        79.99      138.77
       Mar-03       71.43        80.22      137.96
       Apr-03       87.93        87.51      139.49
       May-03       95.47        95.20      156.92
       Jun-03       97.48        96.73      158.39
       Jul-03       94.27       103.39      148.77
       Aug-03      111.31       107.90      177.31
       Sep-03      109.10       106.49      176.30

--------
     (1)Assumes $100 invested on September 30, 1998 in the Company's Common Stock, the NASDAQ Stock Market (Market Index for U.S. Companies only) and Peer Group Comprised of all Public Crude Petroleum and Natural Gas Companies (SIC Codes 1310-1319).

                     BOARD OF DIRECTORS AND BOARD COMMITTEES

Fiscal 2003 Board Meetings

     The Board of Directors of the Company held 3 meetings during the fiscal year ended September 30, 2003. During such fiscal year, each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board of Directors on which such director served, with the exception of Mr. Lewis, who attended 50%.

     All of the Company's directors are encouraged to attend the Annual Meeting of Stockholders of the Company. Four of the Company's six directors attended the 2003 Annual Meeting of Stockholders of the Company.

Board Committees

     The Company has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Company has also established standing nominating and compensation committees.

     The Audit Committee consists of Mr. Hoffmann (Chairman), Mr. Wentz, Mr. Keller and Mr. Lewis. All four Audit Committee members are outside directors. The functions of the Audit Committee are to: (a) appoint the Company's independent public accountants; (b) review the financial reports of the Company;
(c) monitor the effectiveness of the independent audit; (d) assure that the scope and implementation of the independent audit is not restricted or the independence of the independent accountants compromised; (e) review the independent accountants' reports to management on internal controls and recommend such actions as may be appropriate; (f) review and approve any related party transactions and (g) review and approve any proposed engagement of all services performed by the Company's independent accountants. The Audit Committee held two meetings during the fiscal year ended September 30, 2003. The Audit Committees has and will continue to have at least three members, all of whom are, and will continue to be, independent pursuant to Rule 4350(d)(2)(A) of the National Association of Security Dealers' listing standards. The Audit Committee has amended its charter to provide for meetings to be held at least quarterly.

     On January 6, 2004, the Company established a Nominating Committee and adopted a written charter, a copy of which is attached to this proxy as Appendix "B". By action of the Board of Directors, the Nominating Committee consists of Mr. Keller (Chairman), Mr. Wentz, Mr. Hoffmann and Mr. Lewis. All four Nominating Committee members are outside directors. The Nominating Committee will at least annually assess the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board of Directors and the needs of the Company, and will consider principles to be applied in filling vacancies and planning for Board succession. It will assist the Board in the identification of individuals qualified to become Board members, consider and recommend director nominees to the Board of Directors prior to each annual meeting of stockholders as well as recommend nominees for committees of the Board. Procedures for stockholder recommendation of director candidates for consideration by the Nominating Committee are described below in "Stockholder Proposals and Communications."

     The Compensation Committee consists of Mr. Wentz (Chairman), Mr. Hoffmann, Mr. Keller and Mr. Lewis. All four Compensation Committee members are outside directors. The Compensation Committee establishes overall compensation programs and policies for the Company. The Compensation Committee monitors the selection and performance as well as reviews and approves the compensation of key executives, and administers the Incentive Plan. The Compensation Committee held one meeting during the fiscal year ended September 30, 2003.

     All members of the Audit, Nominating and Compensation Committees are independent pursuant to Rule 4200(a)(15) of the National Association of Security Dealers' listing standards.

Compensation of Directors

     Previously, all of the outside directors were paid director's fees of $32,000 per year, but effective October 1, 2002, the board of directors reduced the annual director fee to $20,000. In addition, all outside directors receive fees for attending meetings of the board of directors. The fee per meeting is $1,500. Committee members also receive a $500 fee for attending each committee meeting.

     Previously, each outside director was granted an option to purchase 15,000 shares of Common Stock on the first day of each calendar year under the Company's 1992 Executive Equity Incentive Plan. The exercise price for such options was the closing price of the Company's stock on the date of grant and the option was exercisable six months after it was granted. Effective October 1, 2002, the board of directors discontinued this grant of options.


                           PROPOSAL TO ELECT DIRECTORS

     At the Annual Meeting, the stockholders will be asked to elect two directors, constituting one class of directors, to serve for the term indicated and until such director's successor is elected and qualified. In the unanticipated event that one or both of the nominees for director becomes unavailable, it is intended that proxies will be voted for such substitute nominees as may be designated by the Board of Directors.

     The Company's Bylaws, as amended, provide that the number of directors of the Company shall be not less than four, nor more than nine, as shall be determined by the Board of Directors. Both the Bylaws and the Company's Certificate of Incorporation also provide that the directors shall be divided into three classes, each class to consist of, as nearly as possible, one third of the number of directors who constitute the entire Board. At each annual meeting of stockholders of the Company, successors to the class of directors whose term expires at such meeting shall then be elected for a three-year term. The Bylaws further provide that if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "For" the nominees set forth below. The Board of Directors recommends voting "FOR" the nominees to serve in the class indicated.

     Information concerning the nominees for the class of directors to be elected, as well as those continuing directors not standing for election at the Annual Meeting, is set forth below.

     The following individuals are nominated to serve as directors whose terms will expire at the 2007 Annual Meeting:

     Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd, an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Delta Petroleum Corporation, Charming Shoppes, Inc. and Comcast Corporation. Since May 2000, Mr. Castle has served as the Chairman of the Board of Trustees of the Diet Drug Products Liability ("Phen-Fen") Settlement Trust.

     Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz was Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy from June 1989 until his retirement in June 1999. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Somerset Hills Bancorp and a trustee of Drew University.

     The following individuals are directors in the class whose term will expire at the 2005 Annual Meeting:

     Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann was previously of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He was a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology from May 1993 to May 1995 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is currently a Director of Seachange International, Inc. of Maynard, Massachusetts as well as Chairman of Mitretek Systems Corporation and a trustee of CIME Endeavor Foundation.

     Russell S. Lewis has been a director of the Company since April 2000. From 1994 to 1999, Mr. Lewis was the Chief Executive Officer of TransCore, Inc., a company which sells and installs electronic toll collection systems. Since 1999, Mr. Lewis has been the owner and President of Lewis Capital Group, a company investing in and providing consulting services to growth-oriented companies. Mr. Lewis served as Senior Vice President of Corporate Development at VeriSign, Inc. from March 2000 until February 2002, following which he began his current position of Executive Vice President and General Manager of Verisign's Global Registry Services. Mr. Lewis is also a director of Delta Petroleum Corporation.

     The following individuals are directors in the class whose term will expire at the 2006 Annual Meeting:

     John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994, Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Delta Petroleum Corporation.

     Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993. Mr. Staedtler is a certified public accountant.

                  PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected the accounting firm of KPMG LLP ("KPMG") to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending September 30, 2004. The firm has no material relationship with the Company and is considered well qualified. Should the stockholders of the Company not ratify the selection of KPMG or should the fees proposed by KPMG become excessive or the services provided by KPMG become unsatisfactory, the selection of another firm of independent certified public accountants will be undertaken by the Audit Committee of the Board of Directors. Representatives of KPMG are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "FOR" the selection of KPMG as the Company's independent accountants. The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of KPMG as the Company's independent accountants.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. Should any other matter be properly raised at the Annual Meeting, however, it is the intention of each of the persons named in the Proxy to vote in accordance with his judgment as to each such matter raised.

                                  VOTE REQUIRED

     The two nominees within the class of directors for election to the Board of Directors at the Annual Meeting who receive the greatest number of votes for director, a quorum being present, shall become the directors for such class. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG as the independent accountants of the Company. Abstentions and non-votes will not be tabulated as negative votes with respect to any matter presented at the Annual Meeting, but will be included in computing the number of shares of Common Stock present for purposes of determining the presence of a quorum for the Annual Meeting.

                    STOCKHOLDER PROPOSALS AND COMMUNICATIONS

     Proposals and Recommendation of Director Candidates. Any proposals of stockholders, including recommendations of director candidates for consideration by the Nominating Committee, which are intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company by September 22, 2004, for consideration for inclusion in the Proxy Statement. In addition, the persons named as proxies on the form of proxy mailed in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the 2005 Annual Meeting of Stockholders will be authorized to vote in their own discretion on any stockholder proposal not included in the Company's Proxy Statement if the Company does not receive written notice of such proposal by December 6, 2004. Such proxy holders' authority to vote in their discretion on stockholder proposals as to which the Company does receive notice by December 6, 2004 will be determined in accordance with the rules of the Securities and Exchange Commission. Recommendations of candidates for consideration as director must include the proposed nominee's name, age, business and residence addresses, and principal occupation, the number of shares of common stock of the Company he or she beneficially owns, and a signed consent of the proposed nominee to serve as a director of the Company if elected.

     Communications to the Board of Directors. The Board of Directors has adopted a process to facilitate written communications by stockholders to the Board. Stockholders wishing to write to the Board of Directors of the Company or a specified director or committee of the Board should send correspondence to Castle Energy Corporation Board of Directors, c/o CEC Inc., 300 Delaware Avenue, Suite 900, Wilmington, DE 19801.

     All communications so received from stockholders of the Company will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by the stockholder. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman. All stockholders are also encouraged to communicate directly with both officers and directors regarding issues affecting the Company at the Annual Meeting of Stockholders.

                            EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The directors and officers and other employees of the Company may, without compensation other than their usual compensation, solicit proxies by mail, telephone, telegraph or personal interview. The Company will also reimburse brokerage firms, banks, voting trustees, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JOSEPH L. CASTLE II

King of Prussia, Pennsylvania             JOSEPH L. CASTLE II
January 20, 2004                          Chairman and Chief Executive Officer

APPENDIX "A"

                            CASTLE ENERGY CORPORATION

                         REVISED AUDIT COMMITTEE CHARTER

     The Board of Directors of Castle Energy Corporation ("Company") has adopted this Charter for its Audit Committee ("Committee"):

                                 I. COMPOSITION

     1.1 Members. The Committee shall be comprised of three or more directors who are recommended by the Nominating Committee of the Board and appointed annually to one year terms by a majority vote of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to, and the composition of the Committee shall comply with, the requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), the Sarbanes Oxley Act of 2002 (the "Act") and the applicable rules and regulations of the SEC. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     1.2 Chairperson. The chairperson of the Committee shall be designated by the Board upon the recommendation of the Nominating Committee. Vacancies on the Committee shall be filled by a majority vote of the Board, upon the recommendation of the Nominating Committee, at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the independent Directors then in office.

     1.3 Fees. Director's fees (including any additional amounts paid to the committee chair and to members of other committees of the Board) are the only compensation a member of the Committee may receive from the Company.

                                  II. AUTHORITY

     The Committee is authorized to carry out the responsibilities set forth in this Charter and any other assignments requested by the Board of Directors. The Committee shall have access to the Company's outside counsel for advice and information. The Committee may also secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities; the cost of such independent expert advisors to be borne by the Company. In connection therewith, the Committee may request that any director, officer or employee of the Company or the Company's outside counsel, auditors, advisors or consultants or others meet separately with any members of or advisors or consultants to the Committee for any matters within the scope of the Committee's duties and responsibilities.

                                  III. PURPOSE

     The Committee is to serve as a focal point for communication among the Board of Directors, the Company's independent accountants and the Company's management, as the respective duties of such groups, or their constituent members, relate to the Company's financial accounting and reporting and to its internal controls. The Committee is a standing committee of the Board appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, including the adequacy and effectiveness of the Company's accounting and internal control policies and procedures; the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the Company's independent auditors' qualifications and independence; the performance of the

Company's independent auditors and the Company's internal audit function. In addition, the Committee will undertake those specific duties and responsibilities listed herein and such other duties consistent with its purpose as the Board may from time to time prescribe or as the Committee deems advisable.

                                  IV. MEETINGS

     4.1 Number and Manner. The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. Subject to the preceding sentence, the Committee may establish its own schedule, which it will provide to the Board in advance. The Chairperson of the Committee or a majority of its members also may call a special meeting of the Committee. A majority of the members of the Committee, present in person or by means of a conference telephone or other communications equipment by means of which all person participating in the meeting can hear each other, shall constitute a quorum.

     4.2 Attendance. The Committee or the Chairman of the Committee may request that member(s) of management, representatives of the independent accountants, or any of them, be present at meetings of the Committee. The Committee's outside counsel should be made available to attend all meetings of the Committee. The Committee may meet on a periodic basis, or as necessary in its discretion, with any members of management or other person immediately responsible for the internal audit function, the Company's independent auditors and others in its discretion, in each case, to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately. The Committee shall meet with the independent auditors and management on a quarterly basis to review the Company's quarterly or annual financials, as applicable, and the Company's financial results and disclosures for the quarter or year, as applicable.

     4.3 Minutes. The Committee shall maintain written minutes of its meetings and records relating to those meetings and provide copies of such minutes to Committee members and to the Board. Committee minutes shall be maintained with the books and records of the Company.

                               V. SPECIFIC DUTIES

     The Audit Committee is to perform the following duties:

     5.1 Communication.

         5.1.1 Access to Committee. Inform the independent accountants and management that any of them may communicate with the Committee, directly or through its Chairman, at any time with respect to any matters which he or she reasonably believes are related to the Committee's responsibilities.

         5.1.2 Chief Financial Officer. The Chief Financial Officer shall be specifically advised by the Committee that, in addition to the expectation that he is to communicate with the Committee as provided in 5.1.1, above, he is expected to be prepared to report to the Committee at formal meetings upon request of the Committee or its Chairman.

         5.1.3 Complaints. The Committee shall establish procedures for:

         (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and

         (b) the confidential, anonymous submission by all employees of the Company of concerns to the Committee regarding questionable accounting or auditing matters.

     5.2 Adequacy of Internal Controls and Financial Reporting.

         5.2.1 Internal Controls

     (a) Policies and Procedures Manual. At least annually, meet with management, the Chief Financial Officer and the independent accountants regarding the Company's Policies and Procedures Manual ("Manual") to review the adequacy of internal controls and financial reporting, including, but not limited to: matters involving compliance with the Foreign Corrupt Practices Act of 1977; questionable payments or lapses of internal controls; adequacy and effectiveness of controls over computer-processed financial information; management's expenses and perquisites, including any use of corporate assets; the likely impact on the Company's Policies and Procedures Manual of changes in accounting positions proposed by the FASB or other regulatory bodies, and the methods employed in, and the status of, monitoring compliance with the Manual.

         5.2.2 Financial Reporting

         (a) Annual Report. Upon or near completion of the annual audit, review with management and the independent accountants, the audited financial results for the year, prior to their release to the public.

              This review is to encompass, among other things:

              (i) The latest drafts of the Company's Form 10-K, including the financial statements, notes to the financial statements and management's discussion and analysis ("MD&A"), as well as any other material financial statement and supplemental disclosures required by GAAP or the Securities and Exchange Commission ("SEC").

              (ii) Whether the independent accountants reviewed the MD&A section.

              (iii) Whether management or the independent accountants are aware of any material inconsistency or know of any misstatement, or omission, of material fact in the audited financial statements or Form 10-K.

              (iv) Significant transactions encountered in such audit which are not a normal part of the Company's operations.

              (v) Changes in accounting standards or rules promulgated by the Financial Accounting Standards Board ("FASB"), the SEC or other regulatory bodies, that had a material effect on the audited financial statements; and changes, if any, during the year in the significant accounting standards used by the Company.

              (vi) Significant adjustments proposed by the independent accountants with respect to such audit.

              (vii) Management's judgments and accounting estimates of significance with respect to matters relevant to the audit such as: asset valuations; contingencies; allowance for doubtful receivables; depreciable lives for plant and equipment; amortization periods for intangible assets; accrued taxes; accrued programming costs; accrued copyright charges; self-insurance reserves; accruals for income taxes associated with certain items; estimates of net operating loss carryforwards.

              (viii) Disagreements with management which, if not satisfactorily resolved, would have caused the independent accountants to modify their report on the Company's audited financial statements.

              (ix) Management's consultation with other accountants about auditing and accounting matters.

              (x) Accounting and auditing issues of significance discussed with management.

              (xi) Difficulties of significance encountered in performing the audit.

              (xii) Significant variances in the financial statements from year to year or period to period.

              (xiii) The substance of any significant issues relevant to the audit raised by counsel concerning litigation, contingencies, claims or assessments.

              (xiv) Open years on federal income tax returns; whether there are any significant items that have been or might be disputed by the Internal Revenue Service, and the status of the related tax reserves.

              (xv) Significant concerns of the independent accountants and whether they believe anything else should be discussed with the Committee that has not yet been raised or covered elsewhere.

         (b) Interim Reports. Upon or near completion of the review by the independent accountants, review with management and the independent accountants, the financial results for the period covered by a report on either of Forms 10-Q or Form 8-K ("Interim Report"), prior to their release to the public.

         This review is to encompass, among other things:

              (i) The latest drafts of the Company's Interim Report, including the financial statements, notes to the financial statements and any discussion and analysis by management ("MD&A"), as well as any other material financial statement and supplemental disclosures required by GAAP or the Securities and Exchange Commission ("SEC").

              (ii) Whether the independent accountants reviewed the MD&A section.

              (iii) Whether management or the independent accountants are aware of any material inconsistency or know of any misstatement, or omission, of material fact in their review of the financial statements or the Interim Report.

              (iv) Significant transactions encountered in such review by the independent accountnts which are not a normal part of the Company's operations.

              (v) Changes in accounting standards or rules promulgated by the Financial Accounting Standards Board ("FASB"), the SEC or other regulatory bodies, that had a material effect on the reviewed financial statements; and changes, if any, during the year in the significant accounting standards used by the Company.

              (vi) Significant adjustments proposed by the independent accountants with respect to such review.

              (vii) Management's judgments and accounting estimates of significance with respect to matters relevant to the audit such as: asset valuations; contingencies; allowance for doubtful receivables; depreciable lives for plant and equipment; amortization periods for intangible assets; accrued taxes; accrued programming costs; accrued copyright charges; self-insurance reserves; accruals for income taxes associated with certain items; estimates of net operating loss carryforwards.

              (viii) Disagreements with management.

              (ix) Management's consultation with other accountants about auditing or accounting matters.

              (x) Accounting and auditing issues of significance discussed with management.

              (xi) Difficulties of significance encountered in performing the review.

              (xii) Significant variances in the financial statements from period to period.

              (xiii) The substance of any significant issues relevant to the review raised by counsel concerning litigation, contingencies, claims or assessments.

              (xiv) Significant concerns of the independent accountants and whether they believe anything else should be discussed with the Committee that has not yet been raised or covered elsewhere.

         (c) Earnings releases and guidance. Review the type and presentation of information to be included in the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies.

         5.2.3 Annual Audit Process: Audit Scope; Post-Audit Review; Evaluation of Audit Process.

         (a) Scope of Audit. Discuss with the independent accountants and approve, before the independent accountants perform a significant portion of the annual audit, the scope and general extent of the independent accountants' audit examination, including their engagement letter. The Committee should be provided by the independent accountants with an explanation of the factors considered by the accountants in determining the audit scope, including, among other things,
(i) the quality of the internal control structure; (ii) the extent of involvement of the internal audit group in the audit examination; (iii) other areas to be covered during the audit engagement, and (iv) the extent to which the planned audit scope can be relied upon to detect fraud or weaknesses in internal controls.

         (b) Post-Audit Review. Subsequent to the completion of the audit for the last calendar year, the Committee should conduct a post-audit review which shall include the following:

              (1) Review of the independent accountants' report to the Committee, and management's response thereto, on internal control structure in connection with the audit concerning material weakness conditions, reportable conditions and other comments and recommendations.

              (2) Review with management and the independent accountants any matters relating to the audit that may be of interest to the Committee in fulfilling its obligation to oversee the financial reporting process for which management is responsible, which review may include, among others:

                   A. The independent accountants' responsibilities under generally accepted accounting standards described in the engagement letter.

                   B. Any matters set forth under 5.2.2(a), above, entitled "Financial Reporting."

                   C. Inquiry of the independent accountants as to whether information contained in the Annual Report to Shareholders containing financial statements for the last calendar year is consistent with the information reflected in the financial statements contained in the Form 10-K for such year, and whether the independent accountants are aware of any material inconsistency or know of any misstatement, or omission, of material fact in either document.

                   D. Review of all services provided the Company by the independent accountants during the last calendar year, and fees related thereto.

                   E. Review letter(s) of management representations, if any, given to the independent accountants in connection with the audit and inquire whether the independent accountants encountered any difficulties in obtaining such letter(s) or any specific representations therein.

         (c) Evaluation of Audit Process.

              (1) Independent Accountants. Elicit from the independent accountants (a) an evaluation of the cooperation received by the independent accountants from management and the internal audit group during the audit examination for the last calendar year, including the independent accountants' access to all requested records, data and information, and (b) an evaluation of the quality of (i) management's financial and accounting staff and (ii) the internal audit group and the adequacy of its staffing.

              (2) Management. Elicit from management an evaluation of the competence of the independent accountants.

         5.2.4 Reports to Board. The Chairman of the Committee shall provide an oral report at each Board of Directors meeting on the deliberations, conclusions and recommendations of, and the actions taken by, the Committee since the last Board meeting.


                           VI. INDEPENDENT ACCOUNTANTS

         6.1 Retention or Replacement of Independent Auditors. Retain or replace the independent auditors, and submit the independent auditors to the Stockholders of the Company for approval at the Annual Meeting of Stockholders.

         6.2 Search. Conduct the search process in the event the independent accountants are to be replaced.

         6.3 Fees. Negotiate and set fees for the services of the independent accountants.

         6.4 Independence of Auditors. Assure receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company consistent with Independent Standards Board Standard #1and actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

                        VII. OTHER FUNCTIONS OF COMMITTEE

         7.1 Code of Conduct. Obtain management's report on compliance with the Company's Code of Conduct.

         7.2 Investigations. Where appropriate in the Committee's discretion, request the independent accountants, counsel or others to perform special or supplementary investigations or reviews of any control areas not required for audit purposes, and any areas of possible improprieties.

         7.3 Charter. Review and reassess the adequacy of this Charter on an annual basis and recommend to the Board of Directors any appropriate modification or amendment to this Charter.

                             VII. GENERAL PROVISIONS

         8.1 While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management, and not the Committee or the independent accountants, is responsible for producing the Company's financial statements and reports and for instituting and maintaining internal controls. The independent accountants are responsible for attesting to the fair presentation of the financial statements in accordance with generally accepted accounting principles ("GAAP") and for becoming familiar with and commenting upon the adequacy of the Company's internal controls. It is the Committee's task, in all instances within its own limitations, to review these functions of management and the independent accountants and to report to the Board of Directors with respect thereto.

         8.2 The Committee is not intended to be part of the Company's operational or managerial decision making process. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

         8.3 Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state laws.

APPENDIX "B"



CASTLE ENERGY CORPORATION


                          NOMINATING COMMITTEE CHARTER

(As adopted by the Board of Directors on January 6, 2004)



     The Board of Directors (the "Board") of Castle Energy Corporation (the "Company") has constituted and established a Nominating Committee (the "Committee") with the authority, responsibility and specific duties as described herein. This Charter and the composition of the Committee are intended to comply with applicable law and the rules of The Nasdaq Stock Market, Inc. ("Nasdaq").

I.   Purpose

     The primary purpose of the Committee is to assist the Board in fulfilling its responsibilities relating to (i) identification of individuals qualified to become Board members and recommendation of director nominees to the Board of Directors prior to each annual meeting of stockholders, and (ii) recommendation of nominees for committees of the Board. In discharging its oversight role, the Committee shall have the power to obtain, as deemed necessary or appropriate, advice and assistance from legal, executive search, accounting or other advisors. The Committee shall have the sole authority to select any such advisors and approve the fees paid to such advisors and other retention terms.

II.  Composition

     The Committee shall be comprised of not less than three members of the Board as determined by the Board, and the Committee's composition will meet the requirements of the listing standards of Nasdaq (the "Listing Standards"). Accordingly, all of the members of the Committee will be Independent Directors within the meaning of the Listing Standards and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee in the opinion of the Board. The Board shall affirmatively conclude that the members of the Committee are independent, as required.

     Each member of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until his or her successor shall be duly elected and qualified, unless otherwise removed by the Board of Directors. Any vacancies on the Committee occurring prior to the annual organizational meeting shall be filled by the Board. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III. Meetings

The Committee shall meet at least annually and shall hold such meetings as may be called by the Chairperson of the Committee or at the request of the Board of Directors and may take action by unanimous written consent. The Committee shall maintain minutes or other records of its meetings and activities.

IV.  Responsibilities and Duties

The Board of Directors has authorized and directed the Committee to assume each of the following responsibilities, and any other responsibilities the Board of Directors specifically delegates to the Committee, in each case subject to the limitations on the Board of Directors or any committee thereof contained in the

Company's Certificate of Incorporation or Bylaws or the Delaware General Corporation Law, as each is in effect from time to time. Except as expressly provided in this Charter or the Company's Bylaws, the Nominating Committee shall fix its own rules of procedure.

         A.       Nominating

                  1. Retain, as deemed necessary, and terminate any search firm to be used to identify director candidates. The Committee shall have sole authority to select such search firm and approve its fees and other retention terms.

                  2. Determine desired board skills and attributes. The Committee shall consider personal and professional integrity, ability and judgment and such other factors deemed appropriate.

                  3. Actively seek individuals whose skills and attributes reflect those desired and evaluate and propose nominees for election to the Board of Directors.

                  4. Review the slate of directors who are to be re-nominated to determine whether they are meeting the Board's expectations of them.

                  5. Annually review committee chairs and membership and recommend any changes to the full Board.

         B.       General

                  1.       Report periodically to the Board of Directors.

                  2. Annually review the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

                  3. Evaluate and recommend to the Board the resignation of individual directors for appropriate reasons, as determined by the Committee in its discretion.

                  4. Review any questions regarding the independence of Directors.

                  5. Develop and recommend to the Board a self-evaluation process for the Board and its committees and oversee such evaluation process.

                  6. Review potential or actual conflicts of interest between Board members and between the Company and other companies on which a Board member of the Company may serve.

--------------------------------------------------------------------------------

                            CASTLE ENERGY CORPORATION

               ANNUAL MEETING OF STOCKHOLDERS - February 26, 2004
                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Castle Energy Corporation, a Delaware corporation, (the "Company") hereby appoints Joseph L. Castle and Richard E. Staedtler, and each of them, attorneys and proxies, with full power of substitution, to vote all of the shares of Common Stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of Castle Energy Corporation to be held on Thursday, February 26, 2004 at 10:00 a.m., Eastern Standard Time, at the offices of the Company, 512 Township Line Road, Three Valley Square, Suite 100, Blue Bell, Pennsylvania 19422, and at any adjournment or postponement thereof.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

       Please mark your
A [X]  votes as in this
       example using
       dark ink only.


------------------------------------------------------------------------------------------------------------------------------------
                                              WITHHOLD           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES
                         FOR                 AUTHORITY           AND THE PROPOSAL LISTED BELOW.
                     all nominees     to vote for all nominees
                   listed at right         listed at right       NOMINEES: Joseph L. Castle II
1.  ELECTION OF          [ ]                    [ ]                        Sidney F. Wentz                  FOR   AGAINST   ABSTAIN
    DIRECTORS                                                                                               [ ]     [ ]       [ ]
                                                                           2. PROPOSAL TO APPOINT KPMG LLP
                                                                           AS THE COMPANY'S INDEPENDENT
                                                                           ACCOUNTANTS FOR THE FISCAL
                                                                           YEAR ENDING SEPTEMBER 30, 2004.
(INSTRUCTION: To withhold authority to vote for
any individual nominee, check the box to vote                              3. In their discretion either proxy
"FOR" all nominees and strike a line through                               is authorized to vote upon such other
the nominee's name in the list at the right.)                              business as may properly come before
                                                                           the meeting. This proxy when properly
---------------------------------------------------------------------      executed will be voted in the manner
                                                                           directed herein by the undersigned
                                                                           stockholder. If no direction is made,
                                                                           this proxy will be voted FOR the
                                                                           nominees for election as directors
                                                                           and FOR Proposal 2.










---------------------------------------------------------------------


_____________________________________ DATE:_________________, 2004_____________________________________ DATE:_________________, 2004
            SIGNATURE                                                   SIGNATURE IF HELD JOINTLY

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by the proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).
------------------------------------------------------------------------------------------------------------------------------------